                                                                      EXHIBIT 12




                                                                 RATIO OF EARNINGS TO FIXED DEBT
                                                   -----------------------------------------------------------------------

(in thousands)                                                         Fiscal Year Ended
                                                   -----------------------------------------------------------------------
                                                    January 2,    January 1,    December 31,    December 29,  December 28,
                                                       1994          1995           1995            1996          1997
                                                       -----         ----           ----            ----          ----

Pre-Tax Earnings                                       21,304       25,713         31,676          43,427        61,271

Add Back:
     Interest Expense                                  22,840       24,094         26,753          32,772        35,038

     Amortization of debt expense                         243          243            243             794           794

     Rent expense representative of the
       interest component                                 714          826          1,106           1,134         1,449
                                                   ----------------------------------------------------------------------

Fixed Charge                                           23,797       25,163         28,102          34,700        37,281
                                                   ----------------------------------------------------------------------

Earnings                                               45,101       50,876         59,778          78,127        98,552
                                                   ======================================================================

Ratio of Earnings to Fixed Charges                        1.9          2.0            2.1             2.3           2.6
                                                   ======================================================================
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